ANNUAL MEETING OF SHAREHOLDERS OF

EURODRY LTD.

COMMON STOCK

July 23, 2025

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 7/10/2025.

Please visit http://euroseas.agmdocuments.com/agm2025.html, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 20-F

TO REQUEST MATERIAL: **TELEPHONE: 888-Proxy-NA (888-776-9962) or 201-299-6210 (for international callers)**
E-MAIL: help@equiniti.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of Directors:
NOMINEES:

George Taniskidis	Class B Director
Apostolos Tamvakakis	Class B Director

Please note that you cannot use this notice to vote by mail.

2. APPROVAL OF APPOINTMENT OF AUDITORS
Approval of the appointment of Deloitte Certified Public Accountants, S.A. as the Company's independent auditors for the fiscal year ending December 31, 2025.

3. OTHER BUSINESS - To transact other such business as may properly come before the meeting or any adjournment thereof.